Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 , 02-41729 through 02-41957

05-44167, 05-44168, 05-44170,

05-44171, 05-44172, 05-44174,

05-44178, 05-44190, 05-44192,

05-44193, 05-44195, 05-44196,

05-44197, 05-44198, 05-44200,

05-60107 and 06-10622 through 06-10642*

Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(Name of Debtors)

Monthly Operating Report for

the period ended December 31, 2006**

Debtors’ Address:

5619 DTC Parkway

Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP

(Debtors’ Attorneys)

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date:  January 26, 2007

/s/ Janet Dickinson
Janet Dickinson
Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*                    Refer to Schedule VI for a listing of Debtors by Case Number.

**             All amounts herein are unaudited and subject to revision.  The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

 UNAUDITED CONSOLIDATED STATEMENT OF NET LIABILITIES IN LIQUIDATION

(Dollars in thousands)

December 31, 2006
ASSETS:
Cash and cash equivalents	$9,011,557
Restricted cash	32,501
Proceeds from Sale Transaction held in escrow	739,093
TWC Class A Common Stock	5,475,208
Other assets	242,500
Total assets	15,500,859

LIABILITIES AND NET LIABILITIES IN LIQUIDATION:
Accounts payable	1,803
Income taxes payable	349,074
Accrued liquidation costs	163,820
Other accrued liabilities	281,035
Liabilities subject to compromise	16,484,328
Total liabilities	17,280,060

Net liabilities in liquidation	$(1,779,201)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN NET LIABILITIES

IN LIQUIDATION

(Dollars in thousands)

Month Ended
December 31, 2006

Net liabilities in liquidation at November 30, 2006	$(1,730,428)

Changes in net liabilities in liquidation:
Adjustment to gain on Sale Transaction	5,443
Settlements of liabilities subject to compromise	1,772
Change in estimate of net realizable value of assets	(1,520)
Interest income	32,597
Interest expense to affiliates	(44,686)
Interest expense	(42,379)
Net change in net liabilities in liquidation	(48,773)

Net liabilities in liquidation at December 31, 2006	$(1,779,201)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1:  Background and Basis of Presentation

Adelphia Communications Corporation (“Adelphia”) and its consolidated subsidiaries are referred to herein as the “Company.”  On July 31, 2006 (the “Closing Date”), Adelphia completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets (the “Sale Transaction”), to Time Warner NY Cable LLC (“TW NY”), a subsidiary of Time Warner Cable Inc. (“TWC”), the cable subsidiary of Time Warner Inc., and Comcast Corporation (“Comcast”).  As a result of the Sale Transaction, the Company is no longer conducting any operations other than those necessary to liquidate its assets.  For additional information, see Note 2.

On June 25, 2002 (the “Petition Date”), Adelphia and substantially all of its domestic subsidiaries filed voluntary petitions to reorganize (the “Chapter 11 Cases”) under Chapter 11 of Title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On June 10, 2002, Century Communications Corporation (“Century”), an indirect wholly owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11.  On October 6 and November 15, 2005, certain additional subsidiaries of Adelphia also filed voluntary petitions to reorganize under Chapter 11.  On March 31, 2006, the Forfeited Entities (as defined below) and certain other entities filed voluntary petitions to reorganize under Chapter 11.  The bankruptcy proceedings for Century and the subsequent filers are jointly administered with Adelphia and substantially all of its domestic subsidiaries (the “Debtors”) and are included in the Chapter 11 Cases.  On June 29, 2006, the Bankruptcy Court confirmed the Third Modified Fourth Amended Joint Plan of Reorganization (the “JV Plan”) for the Century-TCI Debtors and Parnassos Debtors  (collectively, the “JV Debtors”).  On July 31, 2006, the JV Plan became effective by its terms.  Accordingly, from and after July 31, 2006, the Debtors no longer include the JV Debtors.  For additional information, see Note 2.

In May 2002, certain members of the John J. Rigas family (the “Rigas Family”) resigned from their positions as directors and executive officers of the Company.  In addition, although members of the Rigas Family owned Adelphia $0.01 par value Class A common stock (“Class A Common Stock”) and Adelphia $0.01 par value Class B common stock (“Class B Common Stock”) with a majority of the voting power in Adelphia, the Rigas Family was not able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002.  Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the “Rigas Family Entities”).  The Rigas Family Entities included certain cable television entities formerly owned by the Rigas Family that were subject to co-borrowing arrangements with the Company, including Coudersport Television Cable Co. (“Coudersport”) and Bucktail Broadcasting Corp. (“Bucktail”) (collectively, the “Rigas Co-Borrowing Entities”), as well as other Rigas Family entities (the “Other Rigas Entities”).

On March 29, 2006, the United States District Court for the Southern District of New York (the “District Court”) entered various orders of forfeiture (the “RME Forfeiture Orders”) pursuant to which on March 29, 2006, all right, title and interest in the Rigas Co-Borrowing Entities (other than Coudersport and Bucktail) (the “Forfeited Entities”) held by the Rigas Family and by the Rigas Family Entities prior to the District Court’s order dated June 8, 2005 (the “Forfeiture Order”) were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the RME Forfeiture Orders, subject to certain limitations set forth in the RME Forfeiture Orders.  On July 28, 2006, the District Court entered various orders of forfeiture (the “Real Property Forfeiture Orders”) pursuant to which all right, title and interest previously held by the Rigas Family and Rigas Family Entities in certain specified real estate and other property were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Real Property Forfeiture Orders, subject to certain limitations set forth in the Real Property Forfeiture Orders.  On January 4, 2007, pursuant to orders entered by the District Court, all right, title and interest in all securities issued by Adelphia and its subsidiaries and formerly owned by members of the Rigas Family and by the Rigas Family Entities were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests.  On January 8, 2007, pursuant to orders entered by the District

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Court, all right, title and interest in any and all contracts for time shares in Cancun, Mexico formerly owned by members of the Rigas Family and by the Rigas Family Entities were transferred to a subsidiary of the Company free and clear of all liens, claims, encumbrances and adverse interests, subject to the certain limitations set forth in the orders.  On January 9, 2007, the Company paid to the United States $199,895,000 of the $715,000,000 settlement payment provided for in accordance with the terms of the Non-Prosecution Agreement.

As a result of the Sale Transaction, the Company no longer has any continuing operations.  Following the Sale Transaction, the Company’s principal focus is to consummate a plan of reorganization, complete all Bankruptcy Court proceedings, settle pre-petition liabilities and liquidate the Company.  Therefore, as a result of the Sale Transaction, complete liquidation of the Company is imminent and on August 1, 2006 the Company adopted a liquidation basis of accounting.  Under the liquidation basis of accounting, assets are recorded at their estimated realizable amounts and liabilities that will be paid in full are recorded at the present value of amounts to be paid.  Liabilities subject to compromise are recorded at their face amounts until they are settled, at which time they will be adjusted to their settlement amounts.  Under the liquidation basis of accounting, the net present value of the estimated remaining costs to be incurred during liquidation (exclusive of interest expense) is accrued.  The Company’s estimate for liquidation costs includes professional fees associated with the Chapter 11 proceedings, litigation matters and other legal matters, compensation and benefits for the remaining employees, and other miscellaneous general and administrative costs.  The Company expects that changes will be made to its estimated costs of liquidation, and such changes in estimates will be recognized in future periods as a change in the Company’s net liabilities in liquidation.  The estimated costs are based in large part on assumptions regarding the timing of emergence from bankruptcy, the resolution of litigation matters and the post-emergence length of time required to settle all matters of the Company.  If there are delays in these matters, actual costs incurred during liquidation could increase as a result of the need for additional internal and external resources.

Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the “Non-Filing Entities”) who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code.  All inter-entity transactions between the Debtors are eliminated.  The Non-Filing Entities as of December 31, 2006 include Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda and STV Communications.  As of and for the month ended December 31, 2006, the Non-Filing Entities were not significant to the net liabilities in liquidation of the filing entities.

The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company.  However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).  The accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.  In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission (“SEC”) on March 29, 2006 and subsequently filed its quarterly reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006.  The Company’s website (www.adelphia.com) contains a hyperlink to the Adelphia page on the SEC’s website (www.sec.gov) to access these reports.  Information contained on the Company’s Internet website is not incorporated by reference in this Monthly Operating Report.  The Company has not completed the preparation of financial statements for periods subsequent to September 30, 2006 and is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors will be supplemented or otherwise amended.  The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements.  For example, the accompanying

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors’ net liabilities in liquidation, but rather, a current compilation of the Debtors’ books and records.  The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2:  Bankruptcy Proceedings and Sale of Assets of the Company

Overview

On July 11, 2002, a statutory committee of unsecured creditors (the “Creditors’ Committee”) was appointed, and on July 31, 2002, a statutory committee of equity holders (the “Equity Committee” and, together with the Creditors’ Committee, the “Committees”) was appointed.  The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors’ plan of reorganization.  Under the Bankruptcy Code, the Debtors are provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the “Exclusive Period”) and solicit acceptances thereto (the “Solicitation Period”).  The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively.  In early 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period.  However, in 2004, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding the Debtors’ request.  The Bankruptcy Court has extended the Exclusive Period and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made.  No hearing has been scheduled.  For additional information, see Note 4, “Arahova Motions.”  On August 17, 2006, certain holders of ACC Senior Notes filed a motion to terminate the Exclusive Period (the “Termination Motion”).  On August 25, 2006, certain bank lenders filed a motion to terminate the Exclusive Period or, alternatively, convert the Chapter 11 Cases to Chapter 7 (the “Bank Motions”).  A hearing on the motions was initiated on September 11 and 12, 2006.  By decision dated September 19, 2006, the Bankruptcy Court denied the Termination Motion.  A hearing on the Bank Motions has been adjourned by the parties.

Confirmation of Plan of Reorganization

On May 26, 2006, the Debtors filed a motion (the “363 Motion”) with the Bankruptcy Court seeking, among other things, approval to proceed with the Sale Transaction without first confirming a Chapter 11 plan of reorganization (other than with respect to the JV Debtors).  A hearing to consider certain amended bid protections proposed in the 363 Motion was held on June 16, 2006, and on that date the Bankruptcy Court entered an order approving new provisions for termination, for the payment of the breakup fee, a reduction in the purchase price under certain circumstances and reaffirming the effectiveness of the “no-shop provision” and overruling all objections thereto.  On June 28, 2006, the Bankruptcy Court entered an order (the “363 Approval Order”) approving the balance of the 363 Motion, including the approval of the sale of the Debtors’ assets in connection with the Sale Transaction.

On June 22, 2006, the Debtors filed the JV Plan for the JV Debtors with the Bankruptcy Court with respect to the Company’s partnerships with Comcast.  In response to the Debtors’ plan modification motion dated June 2, 2006 (the “Plan Modification Motion”), by order dated June 8, 2006, the Bankruptcy Court approved the information in the 363 Motion and the Plan Modification Motion as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code.  On June 29, 2006, the Bankruptcy Court entered an order (the “JV Confirmation Order”) confirming the JV Plan.  Together the JV Confirmation Order and the 363 Approval Order authorized, among other things, consummation of the Sale Transaction.  On July 31, 2006, the JV Plan became effective by its terms.  Accordingly, from and after July 31, 2006, the Debtors no longer include the JV Debtors.

Effective July 21, 2006, Adelphia entered into a Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan (the “Plan Agreement”) with certain

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

representatives of the ad hoc committee of holders of ACC Senior Notes, the ad hoc committee of holders of ACC Senior Notes and Arahova Notes, the ad hoc committee of Arahova Noteholders, the ad hoc committee of holders of FrontierVision Opco Notes Claims and FrontierVision Holdco Notes Claims, W.R. Huff Asset Management Co., L.L.C., the ad hoc committee of ACC Trade Claimants, the ad hoc committee of Subsidiary Trade Claimants and the Creditors’ Committee (collectively, the “Settlement Parties”).   Subsequently, on October 11, 2006, the Debtors, the Creditors’ Committee, certain holders of ACC Senior Notes, certain holders of Arahova Notes, the Settlement Parties and other creditors (the “PSA Parties”) entered into a Plan Support Agreement (the “Plan Support Agreement”).  The Plan Support Agreement, among other things, sets forth the terms on which the PSA Parties have committed to support the Plan.  The Plan Support Agreement provides, among other things, that the PSA Parties will support a plan of reorganization that incorporates the terms of the Plan Agreement, as subsequently modified by the Plan Support Agreement that provides for the transfer of value from certain unsecured creditors of various Adelphia subsidiaries to certain of Adelphia’s unsecured senior and trade creditors and was conditioned upon the plan becoming effective by December 22, 2006, unless extended in writing by the parties to the Plan Support Agreement.

On October 16, 2006, the Debtors and the Creditors’ Committee filed a draft of the Fifth Amended Joint Chapter 11 Plan of Reorganization for Adelphia Communications Corporation and Certain of Its Affiliates (the “Draft Plan”) and the related Second Disclosure Statement Supplement (the “DSS”) with the Bankruptcy Court.  The Draft Plan was based on the terms of the Plan Agreement and the Plan Support Agreement and proposed a global compromise and settlement of all disputes among the creditors, not all of whom are parties to these agreements.  By order dated October 17, 2006, the Bankruptcy Court approved the DSS as containing “adequate information” pursuant to Section 1125 of the Bankruptcy Code.

On December 13, 2006, the Debtors and the Creditors’ Committee filed with the Bankruptcy Court a draft of the First Modified Fifth Amended Joint Chapter 11 Plan of Reorganization for Adelphia Communications Corporation and Certain of Its Affiliates, marked to show changes against the Plan.  On December 19, 2006, the Debtors and the Creditors’ Committee filed with the Bankruptcy Court certain additional proposed modifications to certain sections of the Plan.  On January 5, 2007, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the First Modified Fifth Amended Joint Chapter 11 Plan for Adelphia Communications Corporation and Certain of its Affiliated Debtors, dated as of January 3, 2007, with certain rulings relating to the plan having been set forth in the Confirmation Order (as confirmed by the Confirmation Order, the “Plan”).

On January 9, 2007, Aurelius Capital Management, LP, Banc of America Securities LLC, Catalyst Investment Management Co., LLC, Drawbridge Global Macro Advisors LLC, Drawbridge Special Opportunities Advisors LLC, Elliott Associates, LP, Farallon Capital Management, L.L.C., Noonday Asset Management, L.P., Perry Capital LLC, Lehman Brothers, Inc. (Global Principal Strategies Business) and Viking Global Investors LP (collectively, the “ACC Bondholder Group”), as well as the Equity Committee, each filed a notice of appeal to the District Court of the Confirmation Order and certain other related orders of the Bankruptcy Court entered in connection with the confirmation process.  On that same date, the ACC Bondholder Group and the Equity Committee each also filed emergency motions to the District Court seeking to expedite their appeals and for a stay of the Confirmation Order pending appeal (the “Stay Motions”).

By consent order dated January 23, 2007, the Equity Committee’s Stay Motion was dismissed with prejudice, but certain appellate rights of the Equity Committee were preserved and other matters relating to the Equity Committee’s appeal of the Confirmation Order were consensually resolved.  By opinion and order dated January 24, 2007 (the “Stay Order”), the District Court granted the ACC Bondholder Group’s Stay Motion, subject to a condition that the ACC Bondholder Group post cash or a bond in the amount of $1.3 billion, with 10% to be posted within 24 hours of the date of the opinion and the remainder within 72 hours of the date of the opinion.  On January 25, 2007, the ACC Bondholder Group filed an emergency motion with the United States Court of Appeals for the Second Circuit seeking an order determining that the Confirmation Order should be stayed, without bond, to allow for an expedited appeal of the Stay Order and/or an appeal of the Confirmation Order at the District Court.  On January 25, 2007, the Second Circuit granted a stay pending disposition of such emergency motion.  A hearing date has not yet been established on this motion.  On January 25, 2007, the ACC Bondholder Group also filed a petition seeking a writ of mandamus ordering the District Court to stay consummation of the Plan and vacating that portion of the Stay Order requiring a $1.3 billion bond.  Effectiveness of the Plan is subject to the expiration of all applicable stays as well as the satisfaction or waiver of the conditions precedent to the occurrence of the Effective Date set forth in Section 12.2 of the Plan, including that the Effective Date occur by December 22, 2006.  The Creditors’ Committee has informed the Debtors that the settlement parties agreed to extend the outside date until January 25, 2007.  There can be no assurance that any further extension will be granted or whether or when the Effective Date will occur.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Sale of Assets

On July 31, 2006, Adelphia completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets, to TW NY and Comcast.  Proceeds from the Sale Transaction totaled approximately $17.4 billion, consisting of cash in the amount of approximately $12.5 billion (including approximately $503 million of cash held in escrow) and approximately 156 million shares of TWC Class A Common Stock (including approximately 6.1 million shares of such stock held in escrow) with an estimated fair value as of the Closing Date of approximately $4.9 billion.  Such estimated fair value of the TWC Class A Common Stock as of July 31, 2006 was determined by the Company based on management’s review of projected discounted cash flows for TWC and market comparable data.

The aggregate purchase price is subject to certain post-closing adjustments.  Upon consummation of the Sale Transaction, a portion of the aggregate purchase price, consisting of $503,279,000 of cash and 6,148,283 shares of TWC Class A Common Stock, was deposited in escrow accounts to secure Adelphia’s indemnification obligations and any post-closing purchase price adjustments that may be due to TW NY and Comcast from Adelphia pursuant to the asset purchase agreements with TW NY and Comcast dated April 20, 2005, as amended (the “Purchase Agreements”).  Pursuant to the Purchase Agreements, the post-closing purchase price adjustments, if any, are likely to be finalized by no later than the end of the first quarter 2007.  To the extent such post-closing adjustments are in favor of TW NY or Comcast, the amount of the escrow released to the Company will be reduced.  To the extent such post-closing adjustments are in favor of the Company, TW NY or Comcast, as applicable, is required under the Purchase Agreement to contribute the amount of such post-closing adjustment into escrow.   On October 27, 2006, TW NY and Comcast delivered to the Company their calculations of the purchase price adjustments pursuant to the Purchase Agreements.  Based on TW NY’s and Comcast’s calculations, the net adjustment asserted would result in a payment of approximately $133 million to TW NY and Comcast.  On December 8, 2006, the Company sent a formal objection to TW NY and Comcast that not only challenges the amounts claimed by TW NY and Comcast but also asserted on a net basis that the post-closing adjustments result in TW NY and Comcast owing Adelphia approximately $38 million.  On January 15, 2007,  TW NY and Comcast delivered to the Company their response to the Company’s formal objection asserting that on a net basis the net adjustment pursuant to the Purchase Agreement should result in a payment of approximately $16 million to TW NY and Comcast.  The Company is in the process of reviewing the response from TW NY and Comcast; under the Purchase Agreements, if the Company and TW NY and Comcast are unable to resolve their differences prior to January 30, 2007, the remaining differences will be submitted to a third-party accountant for resolution.  Additionally, the Company has not been provided with notice of any claims being asserted pursuant to the indemnification provisions of the respective Purchase Agreements, nor is the Company aware of any basis for such claims.  To the extent that the Company determines additional amounts are owed to either TW NY or Comcast in the future under the Purchase Agreements, the amount of the gain recognized on the Sale Transaction will be adjusted.

The TWC Class A Common Stock has been approved for listing on The New York Stock Exchange (the “NYSE”) and is expected to be listed approximately two weeks following the consummation of a plan of reorganization to distribute the proceeds of the Sale Transaction to the Company’s creditors and stakeholders (other than those of the JV Debtors).

On the Closing Date, Adelphia entered into a Registration Rights and Sale Agreement (the “Registration Rights Agreement”) with TWC pursuant to which Adelphia agreed to sell in a single firm-commitment underwritten public offering at least 33-1/3% of the TWC Class A Common Stock issued by TWC in the Sale Transaction (inclusive of the overallotment option, if any) within three months after a  registration statement is declared effective (subject to delays under specified conditions).  Pursuant to the Registration Rights Agreement, TWC is required to file and have a registration statement covering these shares declared effective as promptly as possible and in any event, no later than January 31, 2007, subject to certain extensions.  Adelphia’s obligation to sell in such public offering terminates if Adelphia consummates a plan of reorganization pursuant to which (i) 75% of the TWC Class A Common Stock Adelphia received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is distributed to creditors pursuant to Section 1145 of the Bankruptcy

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Code and the TWC Class A Common Stock is listed on the NYSE or The Nasdaq Stock Market within two weeks of the consummation of such plan, or (ii) 90% of the TWC Class A Common Stock Adelphia received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is distributed to creditors pursuant to Section 1145 of the Bankruptcy Code regardless of listing status.  Under the Plan, the obligation to sell in such public offering would terminate upon the initial distribution.  Unless Adelphia’s obligation to sell in such public offering is terminated as described above, Adelphia will have the right to a demand registration, and under the circumstance described in the next sentence, a final registration for a distribution of the remaining TWC Class A Common Stock to Adelphia’s creditors and stakeholders under a Chapter 11 plan of reorganization.  Pursuant to the Registration Rights Agreement, TWC has the right to elect, in its sole discretion, to not rely on Section 1145 of the Bankruptcy Code and conduct a final registration for the distribution of the remaining TWC Class A Common Stock to the Company’s creditors and stakeholders.  Pursuant to the Registration Rights Agreement, Adelphia’s ability to distribute the TWC Class A Common Stock may be subject to lock-up periods following public offerings of TWC Class A Common Stock.  Pursuant to the Registration Rights Agreement, Adelphia is required to bear its legal and accounting fees (other than accounting fees that TWC has agreed to reimburse to Adelphia or pursuant to the Purchase Agreement with TW NY) and costs, underwriting discounts and selling commissions in connection with such offering.  On October 18, 2006, TWC filed an initial registration statement on a Form S-1 Registration Statement in connection with the registration of at least 33-1/3% of the TWC Class A Common Stock issued to Adelphia in the Sale Transaction.  On December 7, 2006, TWC filed an amendment to the initial registration statement.  This registration statement is not effective.

Pre-petition Obligations

Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code.  Due to the commencement of the Chapter 11 Cases and the Debtors’ failure to comply with certain financial and other covenants, the Debtors are in default on substantially all of their pre-petition debt obligations.  As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization.  Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed against the Debtors. The Bankruptcy Court has approved the Debtors’ motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits.  The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business.  In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court.  Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.  For additional information concerning liabilities subject to compromise, see below.

The ultimate amount of the Debtors’ and JV Debtors’ liabilities will be determined during the Debtors’ and JV Debtors’ claims resolution process.  The Bankruptcy Court has established bar dates of January 9, 2004, November 14, 2005, December 20, 2005 and May 1, 2006 for filing proofs of claim against the Debtors’ and the JV Debtors’ estates.  A bar date is the date by which proofs of claim must be filed if a claimant disagrees with how its claim appears on the Debtors’ and JV Debtors’ Schedules of Liabilities.  However, under certain limited circumstances, claimants may file proofs of claims after the bar date.  As of January 9, 2004, approximately 17,000 proofs of claim asserting in excess of $3.20 trillion in claims were filed, and as of December 31, 2006, approximately 19,700 proofs of claim asserting approximately $3.98 trillion in claims were filed, in each case including duplicative claims, but excluding any estimated amounts for unliquidated claims.  The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Company’s estimate of ultimate liability.  The Debtors and Adelphia, the plan administrator for the JV Debtors (the “Plan Administrator”), currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims.  The Debtors and the Plan Administrator for the JV Debtors expect that the claims resolution process will take significant time to complete following the consummation of a plan of reorganization.  As the amounts of the allowed claims are determined, adjustments will be recorded in liabilities subject to compromise.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Debtors and the Plan Administrator for the JV Debtors have filed numerous omnibus objections that address $3.88 trillion of filed claims, consisting primarily of duplicative claims.  Certain claims addressed in such objections were either: (i) reduced and allowed; (ii) disallowed and expunged; or (iii) subordinated by orders of the Bankruptcy Court.  Hearings on certain claims objections are ongoing.  Certain other objections have been adjourned to allow the parties to continue to reconcile such claims.  With the exception of (i) claims against the Debtors arising pursuant to four of the six pre-petition creditor agreements and (ii) claims against the Debtors arising under 28 series of notes issued pursuant to certain indentures, both of which will be treated in accordance with the plan of reorganization, approximately 447 claims totaling approximately $224 million have not yet been expunged, withdrawn, adjourned or allowed by the Debtors.  Additional omnibus objections may be filed as the claims resolution process continues.  Additionally, as a result of settlements between certain claimants and the Debtors and the Plan Administrator for the JV Debtors, approximately $84 billion of filed claims have been expunged or withdrawn.

Liabilities subject to compromise are reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.  For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it is expected to be paid during the Chapter 11 proceedings.  In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

Liabilities subject to compromise consist of the following at December 31, 2006 (amounts in thousands):

Parent and subsidiary debt	$14,517,109
Accounts payable	647,528
Accrued liabilities	1,170,897
Series B preferred stock	148,794
Liabilities subject to compromise	$16,484,328

The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on consummation of the Plan, Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the value of any collateral securing such claims or other events.  Such adjustments may be material to the amounts reported as liabilities subject to compromise.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 3:  Pre-Petition Debt

The carrying value of the Company’s debt included in liabilities subject to compromise is summarized below as of December 31, 2006 (amounts in thousands):

Parent debt — unsecured: (a)
Senior notes	$4,767,565
Convertible subordinated notes (b)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847
Total parent debt	6,920,681

Subsidiary debt:
Secured:
Notes payable to banks	617,313
Co-Borrowing Facilities (c)	4,576,375
Unsecured:
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,030
Senior subordinated notes	208,976
Other subsidiary debt	121,425
Total subsidiary debt	7,727,487

Deferred financing fees	(131,059)

Parent and subsidiary debt (Note 2)	$14,517,109

(a)  Parent Debt

All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(b)  Convertible Subordinated Notes

The convertible subordinated notes include: (i) $1,029,876,000 aggregate principal amount of 6% convertible subordinated notes and (ii) $975,000,000 aggregate principal amount of 3.25% convertible subordinated notes.  Prior to the Forfeiture Order, the Other Rigas Entities held $167,376,000 aggregate principal amount of the 6% notes and $400,000,000 aggregate principal amount of the 3.25% notes.  The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes held by the Other Rigas Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

On January 4, 2007, pursuant to orders entered by the District Court, all right, title and interest in all securities issued by Adelphia and its subsidiaries and formerly owned by members of the Rigas Family and by the Rigas Family Entities, including the 6% notes and the 3.25% notes, were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests.  For additional information, see Note 4.

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(c)  Co-Borrowing Facilities

The co-borrowing facilities represent the aggregate amount outstanding pursuant to three separate co-borrowing facilities dated May 6, 1999, April 14, 2000 and September 28, 2001 (the “Co-Borrowing Facilities”).  Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility.

Other Debt Matters

Due to the commencement of the Chapter 11 proceedings and the Company’s failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations.  Except as otherwise may be determined by the Bankruptcy Court, the automatic stay protection afforded by the Chapter 11 proceedings prevents any action from being taken against any of the Debtors with regard to any of the defaults under the pre-petition debt obligations.  For additional information, see Note 2.

On September 22, 2006, certain holders of ACC Senior Notes filed a motion seeking, among other things, authorization to have the Debtors repay all of the Debtors outstanding bank facilities, including the Co-Borrowing Facilities.  The Bankruptcy Court held a conference on the motion on September 26, 2006.  A hearing on the motion has not been scheduled yet.

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at December 31, 2006	9.56%

Note 4:  Litigation Matters

SEC Civil Action and the United States Department of Justice Investigation

On July 24, 2002, the SEC filed a civil enforcement action (the “SEC Civil Action”) against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Family who held all of the senior executive positions at Adelphia and constituted five of the nine members of Adelphia’s board of directors (none of whom remain with the Company).

On December 3, 2003, the SEC filed a proof of claim in the Chapter 11 Cases against Adelphia for, among other things, penalties, disgorgement and prejudgment interest in an unspecified amount.  The staff of the SEC told the Company’s advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars.  On July 14, 2004, the Creditors’ Committee initiated an adversary proceeding seeking, in effect, to subordinate the SEC’s claims based on the SEC Civil Action.

On April 25, 2005, after extensive negotiations with the SEC and the U.S. Attorney, the Company entered into the Non-Prosecution Agreement pursuant to which the Company agreed, among other things: (i) to contribute $715,000,000 in value to a fund to be established and administered by the United States Attorney General and the SEC for the benefit of investors harmed by the activities of prior management (the “Restitution Fund”); (ii) to continue to cooperate with the U.S. Attorney until the later of April 25, 2007, or the date upon which all prosecutions arising out of the conduct described in the Rigas Criminal Action (as described below) and SEC Civil Action are final; and (iii) not to assert claims against the Rigas Family except for John J. Rigas, Timothy J. Rigas and Michael J. Rigas (together, the “Excluded Parties”), provided that Michael J. Rigas will cease to be an Excluded Party if all currently pending criminal proceedings against him are resolved without a felony conviction on a charge involving fraud or false statements (other than false statements to the U.S. Attorney or the SEC).  On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a

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Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

As a result of the Sale Transaction, the Company’s contribution to the Restitution Fund will consist of $600,000,000 in cash and shares of TWC Class A Common Stock (with at least $200,000,000 in cash) and 50% of the first $230,000,000 of future proceeds, if any, from certain litigation against certain third parties.  Unless extended on consent of the U.S. Attorney and the SEC, which consent may not be unreasonably withheld, and subject to the satisfaction of certain conditions not yet satisfied by the government, the Company must make these payments on or before the earlier of:  (i) October 15, 2006; (ii) 120 days after confirmation of a stand-alone plan of reorganization; or (iii) seven days after the first distribution of stock or cash to creditors under any plan of reorganization (the SEC on behalf of itself and the U.S. Attorney has informed the Company that such distribution under the JV Plan does not create an obligation to make the restitution payment).  The Company recorded charges of $425,000,000 and $175,000,000 during 2004 and 2002, respectively, related to the Non-Prosecution Agreement.  On January 9, 2007, the Company paid $199,895,000 to the United States in accordance with the terms of the Non-Prosecution Agreement.  It is expected that the remainder of the settlement payment to the United States will occur in the future.

The U.S. Attorney agreed: (i) not to prosecute Adelphia or specified subsidiaries of Adelphia for any conduct (other than criminal tax violations) related to the Rigas Criminal Action (defined below) or the allegations contained in the SEC Civil Action; (ii) not to use information obtained through the Company’s cooperation with the U.S. Attorney to criminally prosecute the Company for tax violations; and (iii) to transfer to the Company all of the Forfeited Entities, certain specified real estate and other property forfeited by the Rigas Family and by the Rigas Family Entities and any securities of the Company that were directly or indirectly owned by the Rigas Family and by the Rigas Family Entities prior to forfeiture.  The U.S. Attorney agreed with the Rigas Family not to require forfeiture of Coudersport and Bucktail (which together served approximately 5,000 subscribers as of the date of the Forfeiture Order).  The Forfeited Entities transferred to the Company pursuant to the RME Forfeiture Orders represent the overwhelming majority of the Rigas Co-Borrowing Entities’ subscribers and value.

Also on April 25, 2005, the Company consented to the entry of a final judgment in the SEC Civil Action resolving the SEC’s claims against the Company.  Pursuant to this agreement, the Company will be permanently enjoined from violating various provisions of the federal securities laws, and the SEC has agreed that if the Company makes the $715,000,000 contribution to the Restitution Fund, then the Company will not be required to pay disgorgement or a civil monetary penalty to satisfy the SEC’s claims.

Pursuant to letter agreements with TW NY and Comcast, the U.S. Attorney has agreed, notwithstanding any failure by the Company to comply with the Non-Prosecution Agreement, that it will not criminally prosecute any of the joint venture entities or their subsidiaries purchased from the Company by TW NY or Comcast pursuant to the Purchase Agreements.  Under such letter agreements, each of TW NY and Comcast have agreed that following the closing of the Sale Transaction they will cooperate with the relevant governmental authorities’ requests for information about the Company’s operations, finances and corporate governance between 1997 and confirmation of the Debtors’ plan of reorganization.  The sole and exclusive remedy against TW NY or Comcast for breach of any obligation in the letter agreements is a civil action for breach of contract seeking specific performance of such obligations.  In addition, TW NY and Comcast entered into letter agreements with the SEC agreeing that upon and after the closing of the Sale Transaction, TW NY, Comcast and their respective affiliates (including the joint venture entities transferred pursuant to the Purchase Agreements) will not be subject to, or have any obligation under, the final judgment consented to by the Company in the SEC Civil Action.

The Non-Prosecution Agreement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Adelphia’s consent to the final judgment in the SEC Civil Action was subject to the approval of, and has been approved by, both the Bankruptcy Court and the District Court.  Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving these settlements.  The District Court affirmed the Bankruptcy Court’s approval of the Non-Prosecution

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Agreement, Adelphia’s consent to the final judgment in the SEC Civil Action and the Adelphia-Rigas Settlement Agreement (defined below).  On March 24, 2006, various parties appealed the District Court’s order affirming the Bankruptcy Court’s approval to the United States Court of Appeals for the Second Circuit (the “Second Circuit”).  Adelphia moved to dismiss that appeal on the grounds that it is moot, amounts to an impermissible collateral attack on the 363 Approval Order and is barred by res judicata.  The appeal from the District Court’s order affirming the Bankruptcy Court’s approval was dismissed by the Second Circuit on December 26, 2006.  A petition for rehearing is pending.  The order of the District Court approving Adelphia’s consent to the final judgment in the SEC Civil Action has not been appealed.  The appeals of the District Court’s approval of the Government-Rigas Settlement Agreement (defined below) and the creation of the Restitution Fund have been denied by the Second Circuit.

Adelphia’s Lawsuit Against the Rigas Family

On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities (the “Rigas Civil Action”).  This action generally alleged the defendants misappropriated billions of dollars from the Company in breach of their fiduciary duties to Adelphia.  On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the Racketeering Influenced and Corrupt Organizations (“RICO”) Act, breach of fiduciary duty, securities fraud, fraudulent concealment, fraudulent misrepresentation, conversion, waste of corporate assets, breach of contract, unjust enrichment, fraudulent conveyance, constructive trust, inducing breach of fiduciary duty, and a request for an accounting (the “Amended Complaint”).  The Amended Complaint sought relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigas Family’s improper conduct and attorneys’ fees.

On April 25, 2005, Adelphia and the Rigas Family entered into a settlement agreement with respect to the Rigas Civil Action (the “Adelphia-Rigas Settlement Agreement”), pursuant to which Adelphia agreed, among other things: (i) to pay $11,500,000 to a legal defense fund for the benefit of the Rigas Family; (ii) to provide management services to Coudersport and Bucktail for an interim period ending no later than December 31, 2005 (“Interim Management Services”); (iii) to indemnify Coudersport and Bucktail, and the Rigas Family’s (other than the Excluded Parties’) interest therein, against claims asserted by the lenders under the Co-Borrowing Facilities with respect to such indebtedness up to the fair market value of those entities (without regard to their obligations with respect to such indebtedness); (iv) to provide certain members of the Rigas Family with certain indemnities, reimbursements or other protections in connection with certain third party claims arising out of Company litigation, and in connection with claims against certain members of the Rigas Family by any of the Tele-Media Joint Ventures or Century/ML Cable Venture (“Century/ML Cable”); and (v) within ten business days of the date on which the consent order of forfeiture is entered, dismiss the Rigas Civil Action, except for claims against the Excluded Parties.  The Rigas Family agreed: (i) to make certain tax elections, under certain circumstances, with respect to the Forfeited Entities; (ii) to pay Adelphia five percent of the gross operating revenue of Coudersport and Bucktail for the Interim Management Services; and (iii) to offer employment to certain Coudersport and Bucktail employees on terms and conditions that, in the aggregate, are no less favorable to such employees (other than any employees who were expressly excluded by written notice to Adelphia received by July 1, 2005) than their terms of employment with the Company.

Pursuant to the Adelphia-Rigas Settlement Agreement, on June 21, 2005, the Company filed a dismissal with prejudice of all claims in this action except against the Excluded Parties.

This settlement was subject to the approval of, and has been approved by, the Bankruptcy Court.  Various parties have challenged and sought appellate review or reconsideration of the order of the Bankruptcy Court approving this settlement.  The appeals of the Bankruptcy Court’s approval were denied by the District Court and the Second Circuit.  A petition for rehearing is pending before the Second Circuit.

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The above disclosures regarding the settlements with and between the Company, the SEC, the U.S. Attorney and the Rigas Family are summaries only and are qualified in their entirety by the language of the actual agreements.

Rigas Criminal Action

In connection with an investigation conducted by the U.S. Department of Justice (the “DoJ”), on July 24, 2002, certain members of the Rigas Family and certain alleged co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud (the “Rigas Criminal Action”).  On November 14, 2002, one of the Rigas Family’s alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud.  On January 10, 2003, another of the Rigas Family’s alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud.  The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court.  On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action.  John J. Rigas and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts).  Michael J. Mulcahey was acquitted of all 23 counts against him.  The jury found Michael J. Rigas not guilty of conspiracy and wire fraud, but remained undecided on the securities fraud and bank fraud charges against him.  On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges.  The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice.  On March 17, 2005, the District Court denied the motion of John J. Rigas and Timothy J. Rigas for a new trial.  On June 20, 2005, John J. Rigas and Timothy J. Rigas were convicted and sentenced to 15 years and 20 years in prison, respectively.  John J. Rigas and Timothy J. Rigas have appealed their convictions and sentences and remain free on bail pending resolution of their appeals.  On November 23, 2005, Michael J. Rigas pled guilty to a violation of Title 47, U.S. Code, Section 220(e) for making a false entry in a Company record (a form required to be filed with the SEC), and on March 3, 2006, was sentenced to two years of probation, including ten months of home confinement.

The indictment against the Rigas Family included a request for entry of a money judgment in an amount exceeding $2,500,000,000 and for entry of an order of forfeiture of all interests of the convicted Rigas defendants in the Rigas Family Entities.  On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2,533,000,000.

On April 25, 2005, the Rigas Family and the U.S. Attorney entered into a settlement agreement (the “Government-Rigas Settlement Agreement”), pursuant to which the Rigas Family agreed to forfeit: (i) all of the Forfeited Entities; (ii) certain specified real estate and other property; and (iii) all securities in the Company directly or indirectly owned by the Rigas Family.  The U.S. Attorney agreed: (i) not to seek additional monetary penalties from the Rigas Family, including the request for a money judgment as noted above; (ii) from the proceeds of certain assets forfeited by the Rigas Family, to establish the Restitution Fund for the purpose of providing restitution to holders of the Company’s publicly traded securities; and (iii) to inform the District Court of this agreement at the sentencing of John J. Rigas and Timothy J. Rigas.

Pursuant to the Forfeiture Order, all right, title and interest of the Rigas Family and Rigas Family Entities in the Forfeited Entities, certain specified real estate and other property and any securities of the Company were forfeited to the United States.  On August 19, 2005, the Company filed a petition with the District Court seeking an order transferring title to these assets and securities to the Company.  Since that time, petitions have been filed by three lending banks, each asserting an interest in the Forfeited Entities for the purpose, according to the petitions, of protecting against the contingency that the Bankruptcy Court approval of certain settlement agreements is overturned on appeal.  In addition, petitions have been filed by two local franchising authorities with respect to two of the Forfeited Entities, by two mechanic’s lienholders with respect to two of the forfeited real properties and by a school district with respect to one of the forfeited real properties.  The Company’s petition also asserted claims to the forfeited properties on

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behalf of several entities (Century/ML Cable, Super Cable ALK International, A.A. (Venezuela), Century-TCI California, L.P., Century-TCI California Communications, L.P., Century-TCI Holdings, LLC, Parnassos, L.P., Parnassos Communications, L.P., Parnassos Holdings, LLC, Western NY Cablevision, L.P., Adlink Cable Advertising, LLC, and South Florida Cable Advertising) in which the Company no longer holds an interest.  Pursuant to the RME Forfeiture Orders, on March 29, 2006, all right, title and interest in the Forfeited Entities held by the Rigas Family and by the Rigas Family Entities prior to the Forfeiture Order were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the RME Forfeiture Orders, subject to certain limitations set forth in the RME Forfeiture Orders.  On July 28, 2006, the District Court entered the Real Property Forfeiture Orders pursuant to which all right, title and interest previously held by the Rigas Family and the Rigas Family Entities in certain specified real estate and other property were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests in accordance with the Real Property Forfeiture Orders, subject to certain limitations set forth in the Real Property Forfeiture Orders.

On January 4, 2007, pursuant to orders entered by the District Court, all right, title and interest in all securities issued by Adelphia and its subsidiaries and formerly owned by members of the Rigas Family and by the Rigas Family Entities were transferred to certain subsidiaries of the Company free and clear of all liens, claims, encumbrances and adverse interests.  On January 8, 2007, pursuant to orders entered by the District Court, all right, title and interest in any and all contracts for time shares in Cancun, Mexico formerly owned by members of the Rigas Family and by the Rigas Family Entities were transferred to a subsidiary of the Company free and clear of all liens, claims, encumbrances and adverse interests, subject to the certain limitations set forth in the orders.

The Company was not a defendant in the Rigas Criminal Action, but was under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family.  Upon approval of the Non-Prosecution Agreement, Adelphia and specified subsidiaries are no longer subject to criminal prosecution (other than for criminal tax violations) by the U.S. Attorney for any conduct related to the Rigas Criminal Action or the allegations contained in the SEC Civil Action, so long as the Company complies with its obligations under the Non-Prosecution Agreement.

Securities and Derivative Litigation

Certain of the Debtors and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims.  These actions generally allege that the defendants made materially misleading statements understating the Company’s liabilities and exaggerating the Company’s financial results in violation of securities laws.

In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain of the Company’s shareholders and bondholders or classes thereof in federal court in Pennsylvania.  Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas.  Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware.  On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions.  The remaining three Delaware derivative actions were consolidated on May 22, 2002.  On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

The complaints, which named as defendants the Company, certain former officers and directors of the Company and, in some cases, the Company’s former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company’s liabilities and earnings in the Company’s public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of the Securities

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Exchange Act of 1934 and SEC Rule 10b-5.  Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a)(2) of the Securities Act of 1933.  Certain of the state court actions allege various state law claims.

On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pre-trial proceedings (the “MDL Proceedings”).

On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings.  On December 22, 2003, lead plaintiffs filed a consolidated class action complaint.  Motions to dismiss have been filed by various defendants.  Beginning in the spring of 2005, the court in the MDL Proceedings granted in part various motions to dismiss relating to many of the actions, while granting leave to replead some claims.  As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party.  The parties have continued to brief pleading motions, and no answer to the consolidated class action complaint, or the other actions, has been filed.  On August 22, 2006, the District Court granted summary judgment on some issues in favor of plaintiff Los Angeles County Employees Retirement Association and against John J. Rigas and Timothy J. Rigas based upon their criminal convictions.

The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other relief as the court may deem just and proper.  The individual actions against the Company also seek damages of an unspecified amount.

On May 23, 2006, the lead plaintiffs, the named plaintiffs and the class reached a settlement with Deloitte & Touche LLP (“Deloitte”).  On June 7, 2006, the lead plaintiffs, the named plaintiffs and the class reached a settlement with the financial institutions.  The District Court entered an order preliminarily approving the settlements and set a hearing date of November 10, 2006 to consider final approval of the settlements.  At the hearing, the District Court approved the class settlement with Deloitte and the financial institutions.  An appeal has been filed to the District Court’s approval of the settlement.

Pursuant to Section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Acquisition Actions

After the alleged misconduct of certain members of the Rigas Family was publicly disclosed, three actions were filed in May and June 2002 against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions.  These actions allege that the Company improperly induced these former shareholders to enter into these stock transactions through misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement.  One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance.  The third action alleges fraud and seeks rescission, damages and attorneys’ fees.  This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado.  The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic

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bankruptcy stay is lifted or for other good cause shown.  These actions have been stayed pursuant to the automatic stay provisions of Section 362 of the Bankruptcy Code.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Dibbern Adversary Proceeding

On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the Bankruptcy Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting.  This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions.  The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment.  The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia’s assets, and punitive damages, together with costs and attorneys’ fees.

On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the matters alleged therein should be resolved in the claims process.  The Bankruptcy Court granted Adelphia’s motion to dismiss and dismissed the adversary proceeding on May 3, 2005.  In the Bankruptcy Court, Mr. Dibbern has also objected to the provisional disallowance of his proofs of claim, which comprised a portion of the Bankruptcy Court’s May 3, 2005 order.  Mr. Dibbern appealed the May 3, 2005 order dismissing his adversary proceeding to the District Court.  In an August 30, 2005 decision, the District Court affirmed the dismissal of Mr. Dibbern’s claims for violation of the Pennsylvania Consumer Protection Law, a constructive trust and an accounting, but reversed the dismissal of Mr. Dibbern’s breach of contract, fraud and unjust enrichment claims.  These three claims will proceed in the Bankruptcy Court.  Adelphia filed its answer on October 14, 2005 and discovery commenced.  On March 15, 2006, the Debtors moved the Bankruptcy Court for an order staying discovery in several adversary proceedings, including the Dibbern adversary proceeding.  On March 16, 2006, the Bankruptcy Court granted the order staying discovery in the Dibbern adversary proceeding.

On January 9, 2006, the Debtors filed a Notice of Estimation of Disputed Claims seeking to place a maximum allowed amount of $500,000 on the claims filed by Dibbern.  On January 17, 2006, the Debtors filed their tenth omnibus claims objection to certain claims, including claims filed by Dibbern totaling more than $7.9 billion (including duplicative claims).  Through the objections, the Debtors sought to disallow and expunge each of the Dibbern claims.  On February 7, 2006, Dibbern filed an objection to the Notice of Estimation of Disputed Claims.  On February 23, 2006, Dibbern responded to the Debtors’ objections and requested that the Bankruptcy Court require the Debtors to establish additional reserves for Dibbern’s claims or to reclassify the claims as claims against the operating companies.  On April 21, 2006, the Debtors filed a motion establishing supplemental procedures for estimating certain disputed claims, including Dibbern’s claims.  Dibbern objected to the Debtors’ motion on April 27, 2006.  On May 4, 2006, the Bankruptcy Court entered an order granting the motion establishing supplemental procedures for estimating certain disputed claims, and on May 9, 2006, the Debtors filed an estimation notice seeking to estimate the claims filed by Dibbern for purposes of plan feasibility and reserves only.  The Debtors and Dibbern then entered into a stipulation and agreed order on May 25, 2006 to cap Dibbern’s claims at $15,000,000 for purposes of plan feasibility and reserves only.  The Company has not recorded any loss contingencies associated with Dibbern’s claims.  The Bankruptcy Court signed the stipulation and agreed order on July 19, 2006.

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The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Creditors’ Committee Lawsuit Against Pre-Petition Banks

Pursuant to the Bankruptcy Court order approving the DIP Facility (the “Final DIP Order”), the Company made certain acknowledgments (the “Acknowledgments”) with respect to the extent of its indebtedness under the pre-petition credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities.  However, given the circumstances surrounding the filing of the Chapter 11 Cases, the Final DIP Order preserved the Debtors’ right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct.  The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

Pursuant to a stipulation dated July 2, 2003, among the Debtors, the Creditors’ Committee and the Equity Committee, the parties agreed, subject to approval by the Bankruptcy Court, that the Creditors’ Committee would have derivative standing to file and prosecute claims against the pre-petition lenders, on behalf of the Debtors, and granted the Equity Committee leave to seek to intervene in any such action.  This stipulation also preserves the Company’s ability to compromise and settle the claims against the pre-petition lenders.  By motion dated July 6, 2003, the Creditors’ Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the “Bank Complaint”) against the agents and lenders under certain pre-petition credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged improper actions by certain members of the Rigas Family and Rigas Family Entities (the “Pre-petition Lender Litigation”).  The Debtors are nominal plaintiffs in this action.

The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuses committed by the agents, lenders and other entities.  The Bank Complaint seeks to, among other things:  (i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants; (ii) avoid as fraudulent obligations the Company’s obligations, if any, to repay the defendants; (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or recharacterize each of the defendants’ claims in the Chapter 11 Cases; (v) avoid and recover certain allegedly preferential transfers made to certain defendants; and (vi) recover damages for violations of the Bank Holding Company Act.  Numerous motions seeking to defeat the Pre-petition Lender Litigation were filed by the defendants and the Bankruptcy Court held a hearing on such issues.  The Equity Committee filed a motion seeking authority to bring an intervenor complaint (the “Intervenor Complaint”) against the defendants seeking to, among other things, assert additional contract claims against the investment banking affiliates of the agent banks and claims under the RICO Act against various defendants (the “Additional Claims”).

On October 3 and November 7, 2003, certain of the defendants filed both objections to approval of the stipulation and motions to dismiss the bulk of the claims for relief contained in the Bank Complaint and the Intervenor Complaint.  The Bankruptcy Court heard oral argument on these objections and motions on December 20 and 21, 2004.  In a memorandum decision dated August 30, 2005, the Bankruptcy Court granted the motion of the Creditors’ Committee for standing to prosecute the claims asserted by the Creditors’ Committee.  The Bankruptcy Court also granted a separate motion of the Equity Committee to file and prosecute the Additional Claims on behalf of the Debtors. The motions to dismiss are still pending.  Subsequent to issuance of this decision, several defendants filed, among other things, motions to transfer the Pre-petition Lender Litigation from the Bankruptcy Court to the District Court.  By order dated February 9, 2006, the Pre-petition Lender Litigation was transferred to the District Court, except with respect to the pending motions to dismiss.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

NFHLP Claim

On January 13, 2003, Niagara Frontier Hockey, L.P., a Delaware limited partnership owned by the Rigas Family (“NFHLP”) and certain of its subsidiaries (the “NFHLP Debtors”) filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the “NFHLP Bankruptcy Court”) seeking protection under the U. S. bankruptcy laws.  Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities.  On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation.  The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors’ Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors’ Committee related to the waiver of Adelphia’s right to participate in certain sale proceeds resulting from the sale of assets.  Certain of the NFHLP Debtors’ pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors’ Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors’ Committee from prosecuting their claims against those pre-petition lenders.  Although proceedings as to the complaint itself have been suspended, the parties have continued to litigate the cross-complaints.  Discovery closed on November 1, 2005 and cross-motions for summary judgment were filed in January  2006 and are currently awaiting decisions from the NFHLP Bankruptcy Court.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Adelphia’s Lawsuit Against Deloitte

On November 6, 2002, Adelphia sued Deloitte, Adelphia’s former independent auditors, in the Court of Common Pleas for Philadelphia County.  The lawsuit seeks damages against Deloitte based on Deloitte’s alleged failure to conduct an audit in compliance with generally accepted auditing standards, and for providing an opinion that Adelphia’s financial statements conformed with GAAP when Deloitte allegedly knew or should have known that they did not conform.  The complaint further alleges that Deloitte knew or should have known of alleged misconduct and misappropriation by the Rigas Family, and other alleged acts of self-dealing, but failed to report these alleged misdeeds to the board of directors of Adelphia (the “Board”) or others who could have and would have stopped the Rigas Family’s misconduct.  The complaint raises claims of professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution.

Deloitte filed preliminary objections seeking to dismiss the complaint, which were overruled by the court by order dated June 11, 2003.  On September 15, 2003, Deloitte filed an answer, a new matter and various counterclaims in response to the complaint.  In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution.  Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas, and James P. Rigas.  In this complaint, Deloitte alleges causes of action for fraud, negligent misrepresentation and contribution.  The Rigas defendants, in turn, have claimed a right to contribution and/or indemnity from Adelphia for any damages Deloitte may recover against the Rigas defendants.  On January 9, 2004, Adelphia answered Deloitte’s counterclaims.  On September 5, 2006, discovery was substantially completed and closed.  On  November 28, 2006, the court modified certain deadlines to allow for expert depositions.  Under the revised schedule, the court may hold a pretrial conference anytime after February 2, 2007, at which time the court may set a trial date.  Expert depositions are to be completed by March 2, 2007.  Dispositive motion briefing is to be completed by May 4, 2007.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Arahova Motions

Substantial disputes exist between creditors of the Debtors that principally affect the recoveries to the holders of certain notes due September 15, 2007, issued by FrontierVision Holdings, L.P. (an indirect subsidiary of Adelphia), the creditors of Olympus Communications, L.P. and the creditors of Arahova and Adelphia (the “Inter-Creditor Dispute”).  On November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders’ Committee”) filed four emergency motions for relief with the Bankruptcy Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Debtors’ plan of reorganization or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in the Chapter 11 Cases and the balance of the Debtors with respect to the Inter-Creditor Dispute; (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders’ Committee to file confidential supplements containing certain information.  The Bankruptcy Court held a sealed hearing on the Arahova Emergency Motions on January 4, 5 and 6, 2006.

Pursuant to an order dated January 26, 2006 (the “Arahova Order”), the Bankruptcy Court: (i) denied the motion to terminate the Arahova/Century Debtors’ exclusivity; (ii) denied the motion to appoint a trustee for the Arahova/Century Debtors, or, alternatively, to require the appointment of nonstatutory fiduciaries; and (iii) granted the motion for an order disqualifying WF&G from representing the Arahova/Century Debtors and any of the other Debtors in the Inter-Creditor Dispute.  Without finding that present management or WF&G have in any way acted inappropriately to date, the Bankruptcy Court found that WF&G’s voluntary neutrality in such disputes should be mandatory, except that the Bankruptcy Court stated that WF&G could continue to act as a facilitator privately to assist creditor groups that are parties to the Inter-Creditor Dispute reach a settlement.  The Arahova Noteholders’ Committee appealed the Arahova Order to the District Court, and on March 30, 2006, the District Court affirmed the Arahova Order.  On April 7, 2006, the Arahova Noteholders’ Committee appealed the Arahova Order to the Second Circuit.  On July 26, 2006, the Second Circuit entered a stipulation and order between the Debtors and the Arahova Noteholders’ Committee withdrawing the Arahova Noteholders’ Committee’s appeal from active consideration.  The Arahova Noteholders’ Committee may reactivate its appeal on or before February 20, 2007.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Bank Fee Claims

Under the terms of Adelphia’s pre-petition credit facilities (the “Credit Facilities”), Adelphia was obligated to reimburse and/or indemnify its pre-petition lenders (the “Non-Agent Lenders”) and administrative agents (the “Administrative Agents”) for certain fees and expenses incurred by such Non-Agent Lenders and Administrative Agents.  Claims for such fees and expenses will be resolved in connection with the consummation of Adelphia’s plan of reorganization, except as otherwise ordered by the Bankruptcy Court.  Pursuant to the Final DIP Order, Adelphia has been making monthly payments of all fees and expenses payable to the Administrative Agents under the Credit Facilities.  The Company has recorded bank lender fees only to the extent it expects to pay such amounts during the Chapter 11 proceedings.

On April 28, 2006, the Creditors’ Committee filed a motion (subsequently joined by the Equity Committee) seeking to estimate the fees and expenses of the Non-Agent Lenders and the Administrative Agents, including all bank fees paid to the Administrative Agents pursuant to the Final DIP Order, at $50 million (the “Estimation Motion”).  On November 21, 2006, the Creditors’ Committee amended and

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

renewed the Estimation Motion with respect to the four Credit Facilities not addressed in the JV Plan.

Under the terms of the JV Plan, Adelphia is required to pay all bank lender fee claims incurred prior to the effective date of the JV Plan for the two Credit Facilities of the JV Debtors.  Pursuant to the JV Plan, a fund of $10 million was created for the reimbursement and/or indemnification of post-effective date fees and expenses, which is the sole source of payment for such reimbursement and/or indemnification.  The bank lenders have submitted claims purportedly for the pre-effective date bank fees described under the terms of the JV Plan.  Adelphia has submitted timely objections to substantially all of such fees based on, among other reasons, the fees submitted pursuant to the JV Plan related to all fees incurred by such lenders, and did not allocate such fees among all six Credit Facilities.  As the Company cannot estimate the amount of the pre-effective date bank fees for the JV Debtors, no accrual for such fees has been made in the accompanying financial statements.

Under the terms of the Plan, if such plan becomes effective, Adelphia will be required to pay the pre-effective date Non-Agent Lender bank fees, subject to certain limitations.  Adelphia has estimated such fees to be between $50 million and $75 million.  In addition, the Plan proposes the creation of a fund for post-effective date bank fees of up to approximately $80 million.  If the Plan becomes effective by its terms, the Estimation Motion also would be settled.  The Company has not accrued for the aforementioned bank fees as there can be no assurance as to whether or when the Plan will become effective and there can be no assurance as to the outcome of the Estimation Motion.

City of Martinsville and Henry County, Virginia — Right of Purchase Claim

Pursuant to the asset purchase agreement between TW NY and Adelphia, the Company filed Federal Communications Commission Form 394 franchise transfer requests with the City of Martinsville, Virginia (“Martinsville”) and County of Henry, Virginia (“Henry County”).  In response to the Company’s request for franchise transfer approval, Martinsville asserted a right under its franchise agreement with Multi-Channel T.V. Cable Company, an Adelphia subsidiary and a Debtor (“Multi-Channel T.V.”), to purchase the Adelphia systems serving its community.  In addition, Henry County allegedly denied the Company’s request for franchise transfer approval within 120 days of such request and thereafter purportedly assigned to Martinsville its purported right to purchase the Adelphia systems serving its community under its franchise agreement with Multi-Channel T.V.  As of June 30, 2006, the combined number of Company subscribers in the two communities was approximately 16,000.

On April 26, 2006, Martinsville Cable, Inc. (“Martinsville Cable”) filed a complaint against Multi-Channel T.V. with the Bankruptcy Court in the Chapter 11 Cases seeking, among other things, a declaration that the alleged purchase rights of Martinsville and Henry County (which purportedly were assigned to Martinsville) are valid and enforceable.  The complaint also seeks an order requiring Multi-Channel T.V. to specifically perform pursuant to the terms of the franchise agreements to sell such systems to Martinsville Cable or, in the event the request for specific performance is denied, judgment for all damages suffered by Martinsville Cable as a result of Multi-Channel T.V.’s alleged material breach of the franchise agreements.  The complaint further seeks a permanent injunction prohibiting Multi-Channel T.V. from transferring such systems to TW NY or any third party.  The Company believes that there are significant legal barriers to Martinsville enforcing its alleged purchase rights under the Bankruptcy Code, the Cable Communications Policy Act of 1984, as amended, and Virginia state law.

On June 14, 2006, Martinsville Cable filed a complaint against TW NY and TWC in Virginia state court seeking a declaratory judgment that the alleged purchase rights are enforceable and have been properly exercised with regard to a subsequent proposed sale of the Martinsville and Henry County cable assets by TW NY to Comcast (the “Virginia Action”).  The complaint in the Virginia Action also requests an injunction prohibiting TW NY and TWC from transferring the Martinsville and Henry County cable assets to Comcast or any other third party, in the event that TW NY acquires the relevant cable systems

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

from Adelphia.  On June 26, 2006, the action was removed from Virginia state court to the United States District Court for the Western District of Virginia (the “Virginia District Court”).

On July 20, 2006, the Virginia District Court entered an agreed order in the Virginia Action (the “Agreed Order”) providing that Comcast Cable Communications Holdings, Inc. (“Comcast Cable Communications”) and Comcast of Georgia, Inc. (“Comcast Georgia,” together with Comcast Cable Communications, “Comcast Cable”), each a subsidiary of Comcast, will operate the cable systems in such communities from the Closing Date until the resolution of the Virginia Action.  Pursuant to the Agreed Order, during such interim period, Comcast Cable is prohibited from selling any of the system assets or making any physical, material, administrative or operational change that would tend to (i) degrade the quality of services to the subscribers, (ii) decrease income or (iii) diminish the material value of the system assets without the prior written consent of Martinsville Cable, Martinsville and Henry County.

On August 1, 2006, the Bankruptcy Court entered a stipulated order by the parties providing for the interim management of the systems by Comcast Cable upon terms and conditions substantially similar to those in the Virginia District Court Agreed Order.  The Company will continue to own the systems until a final resolution of Martinsville Cable’s Bankruptcy Court complaint.

On August 24, 2006, in the Virginia Action, the Virginia District court issued an order denying Martinsville Cable’s motion for summary judgment and granting the motion for summary judgment filed by TW NY and Comcast.  The Virginia District Court ruled that neither Martinsville Cable nor Martinsville is legally qualified to exercise the purchase rights provided for in the applicable franchise agreements.  Martinsville Cable did not appeal this decision.

On September 19, 2006, the Bankruptcy Court entered an order authorizing the assignment of the Debtors’ franchise agreements with Martinsville and Henry County, which were assigned to Cable Holdco Exchange III, LLC, an affiliate of TW NY.  Such order reserves the rights of Martinsville and Henry County to assert that certain defaults under such franchise agreements have not been cured, which issue may be the subject of further adjudication by the Bankruptcy Court.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

The America Channel Litigation

On May 30, 2006, The America Channel, LLC (“TAC”), a Delaware limited liability company organized to own and operate a television programming network, filed a lawsuit in the United States District Court for the District of Minnesota (the “Minnesota District Court”) against TWC, TW NY, Time Warner and Comcast (together, the “Purchasers”), alleging that the Purchasers had violated sections 1 and 2 of the Sherman Antitrust Act and section 7 of the Clayton Antitrust Act (the “TAC Action”).  TAC alleged that completion of the Sale Transaction by the Purchasers, as well as certain other transactions, would constitute further violations of the Sherman and Clayton Antitrust Acts.  TAC, among other things, requested as relief an injunction enjoining the Purchasers from consummating the Sale Transaction.

On June 1, 2006, the Debtors filed an adversary proceeding in the Bankruptcy Court seeking (i) a declaration that TAC and its attorneys (the “TAC Defendants”) impermissibly interfered with the Bankruptcy Court’s jurisdiction and mandate, (ii) a declaration that the TAC Defendants should have commenced the TAC Action, if at all, in the Bankruptcy Court, (iii) a declaration that the TAC Action violates the automatic stay embodied in 11 U.S.C. Section 362(a)(3), and (iv) a preliminary and permanent injunction enjoining the TAC Defendants from interfering with the Bankruptcy Court’s jurisdiction over the Debtors’ Chapter 11 Cases and the Sale Transaction by prosecuting the TAC Action in any court other than the Bankruptcy Court.

On June 2, 2006, the Bankruptcy Court issued a temporary restraining order that, among other things, prohibited the TAC Defendants from continuing any further proceedings in the TAC Action.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Following the Bankruptcy Court’s issuance of the temporary restraining order, also on June 2, 2006, the TAC Defendants filed, in the Minnesota District Court, a motion to vacate the Bankruptcy Court’s June 2, 2006 order (the “Motion to Vacate”).  On June 5, 2006, on the Debtors’ motion, the Bankruptcy Court held the TAC Defendants in contempt for violating the temporary restraining order by filing the Motion to Vacate.  The contempt hearing has been continued so that the Bankruptcy Court may determine the scope of the TAC Defendants’ contempt, as well as what, if any, sanctions to impose.

On June 19, 2006, the Bankruptcy Court heard argument from the Debtors and the TAC Defendants on the Debtors’ motion for a preliminary injunction.  The Debtors and the TAC Defendants agreed that any preliminary injunction entered would be treated as a permanent injunction.  On June 26, 2006, the Bankruptcy Court entered a judgment declaring that the TAC Defendants’ efforts to enjoin the Sale Transaction in the TAC Action violated the automatic stay under 11 U.S.C. section 362(a)(3).  Also on that date, the Bankruptcy Court entered a permanent injunction (the “TAC Injunction”) enjoining the TAC Defendants from: (a) continuation of any further proceedings in the TAC Action; (b) taking any other action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Debtors’ disposition of their assets; and (c) taking any other action, with the exception of any action taken in the Bankruptcy Court, to interfere with the Bankruptcy Court’s jurisdiction over the Debtors’ chapter 11 cases.  The TAC Injunction does, however, permit the TAC Defendants to proceed with the TAC Action in the Minnesota District Court, or elsewhere, but only to the extent that the TAC Defendants seek no relief other than: (a) damages; (b) an order requiring the Debtors and/or the Purchasers to carry TAC on their cable systems; and/or (c) post-Sale Transaction divestiture.

On June 26, 2006, the TAC Defendants filed a notice of appeal from the Bankruptcy Court’s judgment and permanent injunction.  On October 10, 2006, pursuant to a stipulation among the parties to the appeal, the District Court dismissed the TAC Defendants’ appeal with prejudice.  Dismissal of the TAC Defendants’ appeal did not affect the Bankruptcy Court’s earlier finding that the TAC Defendants were in contempt, or the continued contempt hearing.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

The Company’s Claims Against Motorola, Inc.

On June 22, 2006, the Debtors filed an adversary complaint (the “Complaint”) against Motorola, Inc. and certain of its subsidiaries (collectively “Motorola”), as well as three transferees of claims filed by Motorola (the “Claim Transferees”), in the Bankruptcy Court.  The Complaint seeks recovery on behalf of the Debtors’ estate on various affirmative claims against Motorola and, additionally, raises certain objections and defenses of the Debtors to claims of approximately $66,000,000 (the “Motorola Claims”) asserted by Motorola in the Debtors’ bankruptcy proceedings.  Among other relief, the Complaint seeks damages from Motorola for aiding and abetting breaches of fiduciary duty by the Company’s former management in manipulating the Company’s consolidated financial statements and performance results for the fiscal years 2000 and 2001.  The Complaint also seeks avoidance and recovery of preferential and fraudulent transfers of more than $60,000,000 made to Motorola pursuant to Sections 544, 547, 548 and 550 of the Bankruptcy Code and applicable state law.  The Complaint further seeks avoidance of purported (but unperfected) liens asserted by Motorola against property of the Debtors pursuant to Section 544 of the Bankruptcy Code.  The Complaint also seeks disallowance of some or all of the Motorola Claims to the extent that the claims are improperly asserted against subsidiaries of the Company rather than the Company itself.  The Complaint further seeks equitable subordination under Bankruptcy Code Section 510(c) of the Motorola Claims, including claims held by the Claim Transferees, to the extent, if any, that such claims are allowed.

Additionally, the Debtors have made demands upon Motorola (and certain other vendors) pursuant to provisions of the relevant agreements between the parties for indemnification relating to claims asserted against the Debtors by Rembrandt Technologies, LP.  The Debtors’ potential indemnification claims against Motorola are not presently included in the Complaint.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

On August 14, 2006, Motorola filed its answer to the Complaint, denying all allegations of wrongdoing on Motorola’s part and asserting various affirmative defenses.  On September 6, 2006, the Claim Transferees also answered the Complaint.  In their answer, the Claim Transferees denied the allegations regarding the allowance, secured status and subordination of the Motorola Claims and asserted various affirmative defenses.  The parties have made an initial exchange of documents and are proceeding with formulation of a discovery plan.  No trial date has been set.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Rembrandt Technologies Adversary Proceeding

On or about September 13, 2006, Rembrandt Technologies LP (“Rembrandt”) commenced an adversary proceeding in the Bankruptcy Court against Adelphia and certain of its current and former subsidiaries and affiliates claiming that between the filing of certain bankruptcy petitions for such entities and July 31, 2006, they infringed certain patents by providing high-speed cable modem Internet products and services to subscribers (the “Rembrandt Action”).  The complaint seeks a number of remedies including an award of damages for patent infringement, increased damages for alleged willful infringement and costs, attorneys’ fees and interest.  The complaint states that other affiliates of Adelphia may also be liable for infringement of such patents and that Rembrandt intends to amend its complaint to add such other affiliates or, if appropriate, to dismiss defendants who are shown not to have engaged in any infringing activity.  Also on September 13, 2006, Rembrandt filed proofs of administrative claim against the same entities that are named in the Rembrandt Action, premised on the same allegations made in the Rembrandt Action (the “Rembrandt Administrative Claim”), seeking, according to such claim, an amount not less than $130.3 million.  Subsequently, Adelphia notified several third-party vendors of its belief that the complaint relates to items and equipment purchased from the vendors and issued notice of the vendors’ duty to indemnify Adelphia and hold it harmless with respect to the complaint.  On September 20, 2006, Rembrandt’s counsel sent a letter (the “September 20 Letter”) to Adelphia’s counsel requesting that Adelphia establish a separate reserve in the amount of $130.3 million under the plan of reorganization to be used solely for purposes of satisfying the Rembrandt Administrative Claim to the extent that it is allowed as an administrative expense claim. In response, Adelphia informed Rembrandt that the September 20 Letter and Rembrandt’s court filings did not contain information that would permit Adelphia to conclude that the named debtors have any liability to Rembrandt, that any reserve is appropriate, or what the amount of any appropriate reserve should be, and requested additional information relating to the bases for Rembrandt’s claims and requested reserve.  In a letter dated October 27, 2006, counsel for Rembrandt advised Adelphia that the total amount of its claim was $131.5 million (as opposed to the $130.3 million figure specified when the complaint was filed).  On November 13, 2006, Rembrandt’s counsel submitted an expert damages report that revised the claim downward to a figure between $92 million and $115 million.  On December 13, 2006, the Bankruptcy Court entered a stipulated order providing for the establishment of a $35 million reserve for the Rembrandt claim on the effective date of the Plan.

The Company cannot predict the outcome of these proceedings or estimate the possible effects on the Company’s net liabilities in liquidation.

Series E and F Preferred Stock Conversion Postponements

On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia’s 7.5% Series E Mandatory Convertible Preferred Stock (“Series E Preferred Stock”) into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors’ bankruptcy filing, in order to protect the Debtors’ net operating loss carryovers.   On November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Adelphia has subsequently entered into several stipulations further postponing, to the extent applicable, the conversion date of the Series E Preferred Stock.  Adelphia has also entered into several stipulations postponing, to the extent applicable, the conversion date of Adelphia’s 7.5% Series F Mandatory Convertible Preferred Stock, which was initially convertible into shares of Class A Common Stock on February 1, 2005.

EPA Self Disclosure and Audit

On June 2, 2004, the Company orally self-disclosed potential violations of environmental laws to the United States Environmental Protection Agency (“EPA”), and notified EPA that it intended to conduct an audit of its operations to identify and correct violations of certain environmental requirements. The potential violations primarily concern reporting and record keeping requirements arising from the Company’s storage and use of petroleum and batteries to provide backup power for its cable operations.  On July 6, 2006, the Company executed an agreement with EPA to settle EPA’s civil and administrative claims with respect to environmental violations that are identified by the Company, disclosed to EPA, and corrected in accordance with the agreement.  The agreement caps the Company’s total liability for civil and administrative fines for such violations at $233,000 subject to certain restrictions.  On July 24, 2006, the Bankruptcy Court approved the agreement.  Pursuant to the agreement, on July 26, 2006, the Company submitted the results of its environmental self-audit to EPA.  On August 7, 2006, EPA proposed a final settlement agreement to resolve the Company’s liability for civil and administrative fines for the violations disclosed and corrected by the Company in exchange for a payment of $143,000. The Company executed the settlement agreement on August 15, 2006 and made the required payment of $143,000 on August 17, 2006.  The Company will submit a supplemental audit report to EPA upon completion of certain remaining corrective actions described in the July 6, 2006 agreement with EPA.

Based on current facts, the Company does not anticipate that this matter will have a material adverse effect on the Company’s net liabilities in liquidation.

Other

Various parties have provided notice to Adelphia that they intend to file administrative claims in amounts that, if allowed by the Bankruptcy Court, would be material.  Adelphia is not yet able to determine the validity or materiality of such potential claims.

The Company may be subject to various other legal proceedings and claims which arise in the ordinary course of business.  Management believes, based on information currently available, that the amount of ultimate liability, if any, with respect to any of these other actions will not materially affect the Company’s net liabilities in liquidation.

Note 5:  Additional Information

Cash and cash equivalents

Cash equivalents consist primarily of money market funds and United States government obligationswith maturities of three months or less when purchased.  The carrying amounts of cash equivalents approximate their fair values.

Accounts payable, accrued liabilities and other liabilities

To the Company’s knowledge, all undisputed post petition trade payables are current and all premiums for insurance policies, including all workers’ compensation and disability insurance policies, required to be paid are fully paid as of December 31, 2006.

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Contractual interest and dividends

Contractual interest on the Company’s pre-petition debt obligations was $110,804,000 for the month ended December 31, 2006.  Contractual dividends applicable to the Company’s preferred stock were $10,010,000 for the month ended December 31, 2006.

Note 6:  Bankruptcy Court Reporting Schedules

The Bankruptcy Court reporting schedules included in this report beginning on page 28 are for the period from December 1 through December 31, 2006 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP.  The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

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BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the
	Month Ended
	December 31, 2006	Reference

Gross wages paid	$2,779,093	Schedule I
Employee payroll taxes withheld	1,378,949	Schedule I
Employer payroll taxes due	121,372	Schedule I
Payroll taxes paid*	1,493,212	Schedule II*
Sales and other taxes due	0	Schedule III
Gross taxable sales	0	Schedule III
Real estate and personal property taxes paid	33,678	Schedule IV
Sales and other taxes paid	0	Schedule V
Cash disbursements	233,554,864	Schedule VI
Insurance coverage	N/A	Schedule VII

*                    The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

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BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes

for the Month Ended December 31, 2006

	Gross	Employee Payroll	Employer Payroll
Week Ending Date	Wages Paid	Taxes Withheld	Taxes Due

08-Dec-06	$1,819,995	$1,069,250	$97,682
22-Dec-06	959,098	309,699	23,690
Total	$2,779,093	$1,378,949	$121,372

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II                                                            Page 1 of 1

Court Reporting schedules for Payroll Taxes Paid

for the Month Ended December 31, 2006

	Payroll Taxes
	Paid	Payment Date
DEPARTMENT OF LABOR & EMPLOYMEN	$131.30	12/7/2006
INTERNAL REVENUE SERVICE	1,006,666.05	12/8/2006
STATE OF CALIFORNIA	367.33	12/8/2006
STATE OF COLORADO	58,004.00	12/8/2006
STATE OF MARYLAND	1,842.96	12/8/2006
STATE OF NEW YORK	46,271.59	12/8/2006
STATE OF NORTH CAROLINA	110.20	12/8/2006
STATE OF PENNSYLVANIA	43,021.65	12/8/2006
STATE OF VIRGINIA	1,088.87	12/8/2006
GEORGIA DEPARTMENT OF REVENUE	120.77	12/20/2006
CENTRAL COLLECTION AGENCY	1.02	12/22/2006
VILLAGE OF GREENWOOD	184.00	12/22/2006
INTERNAL REVENUE SERVICE	292,583.98	12/22/2006
STATE OF CALIFORNIA	360.53	12/22/2006
STATE OF COLORADO	14,158.00	12/22/2006
STATE OF GEORGIA	361.49	12/22/2006
STATE OF MAINE	26.09	12/22/2006
STATE OF MARYLAND	1,842.96	12/22/2006
STATE OF NEW YORK	16,146.62	12/22/2006
STATE OF OHIO	2.43	12/22/2006
STATE OF PENNSYLVANIA	9,919.98	12/22/2006
TOTALS	$1,493,211.82

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III                                                              Page 1 of 1

Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales

for the Month Ended December 31, 2006

	Sales and
	Other	Gross
Taxing Jurisdiction	Taxes Due	Taxable Sales

Total	$0	$0

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV                                                                Page 1 of 1

Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2006

Payee	Amount Paid	Check Date
CABLEVISION SYSTEMS CORPORATION	$14,899	12/19/06
MARION COUNTY TREASURER	18,401	12/07/06
SAN DIEGO COUNTY	—	12/07/06
STARK TOWN TAX COLLECTOR	231	12/11/06
TOWN OF BUCKFIELD	41	12/11/06
TOWN OF CAMPTON	15	12/11/06
TOWN OF CORNISH	56	12/11/06
TOWN OF MARS HILL	35	12/11/06

Total	$33,678

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V                                                                       Page 1 of 1

Court Reporting schedules for Sales and Other Taxes Paid

for the Month Ended December 31, 2006

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid

Total		$0	0

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI                                                                Page 1 of 7

Court Reporting schedules for Cash Disbursements

for the Month Ended December 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$3,074
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	—
ACC OPERATIONS, INC.	081-02-41956	02-41956	11,812,961
ACC PROPERTIES 1, LLC	081-05-44167	05-44167	—
ACC PROPERTIES 103, LLC	081-05-44168	05-44168	—
ACC PROPERTIES 105, LLC	081-05-44170	05-44170	—
ACC PROPERTIES 109, LLC	081-05-44171	05-44171	—
ACC PROPERTIES 121, LLC	081-05-44172	05-44172	—
ACC PROPERTIES 122, LLC	081-05-44174	05-44174	—
ACC PROPERTIES 123, LLC	081-05-44178	05-44178	—
ACC PROPERTIES 130, LLC	081-05-44190	05-44190	—
ACC PROPERTIES 146, LLC	081-05-44192	05-44192	—
ACC PROPERTIES 154, LLC	081-05-44193	05-44193	—
ACC PROPERTIES 156, LLC	081-05-44195	05-44195	—
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	366
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	—
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, L.P.	081-02-41902	02-41902	2,190
ADELPHIA CABLEVISION ASSOCIATES OF RADNOR, L.P.	081-06-10622	06-10622	—
ADELPHIA CABLEVISION ASSOCIATES, L.P.	081-02-41913	02-41913	644
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	667
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	772
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	1,445
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	1,916
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	401
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	364
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	463
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	5,162
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	141
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	576
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	387
ADELPHIA CABLEVISION OF WEST PALM BEACH II, LLC	081-06-10623	06-10623	3,964
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	144

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI                                                                Page 2 of 7

Court Reporting schedules for Cash Disbursements

for the Month Ended December 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	587
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	60
ADELPHIA CABLEVISION OF WEST PALM BEACH, LLC	081-06-10624	06-10624	7,583
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	28,317,199
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	10,850
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	79,333
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	6,309
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	140,854,736
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	216,506
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	3,677
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	143
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	14,071
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	55,007
ADELPHIA HARBOR CENTER HOLDINGS, LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	13,126
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	1,029
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	4,333
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	—
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV, INC. OF BENNINGTON	081-02-41914	02-41914	206
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	491
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	—
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	35,165
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CABLEVISION BUSINESS SERVICES, INC.	081-06-10625	06-10625	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	78

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI                                                               Page 3 of 7

Court Reporting schedules for Cash Disbursements

for the Month Ended December 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP.	081-02-41889	02-41889	250,085
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP.	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP.	081-02-41762	02-41762	399
CENTURY CABLE HOLDINGS CORP.	081-02-41814	02-41814	—
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	19,909,387
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	574
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,095
CENTURY CAROLINA CORP.	081-02-41886	02-41886	80,326
CENTURY COLORADO SPRINGS CORP.	081-02-41736	02-41736	227
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	18,215
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	91
CENTURY CULLMAN CORP.	081-02-41888	02-41888	675,237
CENTURY ENTERPRISE CABLE CORP.	081-02-41890	02-41890	2,600,221
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	1,226
CENTURY INDIANA CORP.	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	14
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP.	081-02-41884	02-41884	94
CENTURY LYKENS CABLE CORP.	081-02-41883	02-41883	12,977
CENTURY MCE, LLC	081-06-10626	06-10626	—
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	237
CENTURY MISSISSIPPI CORP.	081-02-41882	02-41882	3,200,371
CENTURY MOUNTAIN CORP.	081-02-41797	02-41797	457
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP.	081-02-41881	02-41881	1,224
CENTURY OHIO CABLE TELEVISION CORP.	081-02-41811	02-41811	4,057
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	302

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI                                                               Page 4 of 7

Court Reporting schedules for Cash Disbursements

for the Month Ended December 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
CENTURY VIRGINIA CORP.	081-02-41796	02-41796	412
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	39
CENTURY-TCI CALIFORNIA COMMUNICATIONS, L.P.	081-02-41743	02-41743	—
CENTURY-TCI CALIFORNIA, L.P.	081-02-41741	02-41741	—
CENTURY-TCI DISTRIBUTION COMPANY	081-05-44197	05-44197	—
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	587
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	112,192
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	2,250
CMA CABLEVISION ASSOCIATES VII, L.P.	081-02-41808	02-41808	209
CMA CABLEVISION ASSOCIATES XI, LIMITED PARTNERSHIP	081-02-41807	02-41807	65
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	357
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
DESERT HOT SPRINGS CABLEVISION, INC.	081-06-10627	06-10627	176
E. & E. CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, L.P.	081-02-41800	02-41800	(121)
EMPIRE SPORTS NETWORK, L.P.	081-02-41844	02-41844	—
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, L.P.	081-02-41816	02-41816	132
FRONTIERVISION ACCESS PARTNERS, L.L.C.	081-02-41819	02-41819	3,480
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	2,354
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, L.P.	081-02-41826	02-41826	227
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION OPERATING PARTNERS, L.L.C.	081-02-41825	02-41825	—
FRONTIERVISION OPERATING PARTNERS, L.P.	081-02-41821	02-41821	5,033,134
FRONTIERVISION PARTNERS, L.P.	081-02-41828	02-41828	448
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	154
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, L.P.	081-02-41933	02-41933	1,297
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI                                                               Page 5 of 7

Court Reporting schedules for Cash Disbursements

for the Month Ended December 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursement
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	1,356
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	5,268
HENDERSON COMMUNITY ANTENNA TELEVISION, INC.	081-06-10628	06-10628	210
HIGHLAND CARLSBAD CABLEVISION, INC.	081-06-10629	06-10629	—
HIGHLAND CARLSBAD OPERATING SUBSIDIARY, INC.	081-06-10630	06-10630	2,806
HIGHLAND PRESTIGE GEORGIA, INC.	081-06-10631	06-10631	2,129
HIGHLAND VIDEO ASSOCIATES, L.P.	081-06-10632	06-10632	68,119
HILTON HEAD COMMUNICATIONS, L.P.	081-06-10633	06-10633	263
HUNTINGTON CATV, INC.	081-02-41765	02-41765	137
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	463
IONIAN COMMUNICATIONS, L.P.	081-06-10634	06-10634	1,101
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	197
KOOTENAI CABLE, INC.	081-02-41875	02-41875	655
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	436
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	130
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA’S VINEYARD CABLEVISION, L.P.	081-02-41805	02-41805	460
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	1,316
MICKELSON MEDIA, INC.	081-02-41782	02-41782	330
MONTGOMERY CABLEVISION ASSOCIATES, L.P.	081-06-10635	06-10635	—
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	346
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, L.P.	081-02-41909	02-41909	3,943
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL T.V. CABLE COMPANY	081-02-41921	02-41921	584
NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.	081-02-41952	02-41952	1,265
OFE I, LLC	081-06-10637	06-10637	—
OFE II, LLC	081-06-10638	06-10638	—
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	10,194,076
OLYMPUS CAPITAL CORP.	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	589
OLYMPUS MCE I, LLC	081-06-10639	06-10639	—
OLYMPUS MCE II, LLC	081-06-10640	06-10640	—
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI                                                               Page 6 of 7

Court Reporting schedules for Cash Disbursements

for the Month Ended December 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	227
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	2,803,373
PAGE TIME, INC.	081-02-41839	02-41839	207
PALM BEACH GROUP CABLE INC S	081-05-60107	05-60107	—
PARAGON CABLE TELEVISION INC.	081-02-41778	02-41778	227
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, L.P.	081-02-41846	02-41846	—
PARNASSOS DISTRIBUTION COMPANY	081-05-44198	05-44198	—
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, L.P.	081-02-41843	02-41843	—
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PRESTIGE COMMUNICATIONS, INC.	081-06-10636	06-10636	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	368
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	900,377
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	135
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, L.P.	081-02-41927	02-41927	3,801
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,132
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	137
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	109,911
SOUTHWEST COLORADO CABLE, INC.	081-02-41769	02-41769	307
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	675
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	50,288
SVHH CABLE ACQUISITION, L.P.	081-02-41836	02-41836	759
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	180
TELE-MEDIA COMPANY OF TRI-STATES L.P.	081-02-41809	02-41809	435
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	—
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,045
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER T.V. CABLE CO., INCORPORATED	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, L.P.	081-02-41910	02-41910	1,170
TIMOTHEOS COMMUNICATIONS, L.P.	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI                                                               Page 7 of 7

Court Reporting schedules for Cash Disbursements

for the Month Ended December 31, 2006

	Account	Case
LEGAL ENTITY	Number	Number	Disbursements
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	5,962,969
UCA MCE I, LLC	081-06-10641	06-10641	—
UCA MCE II, LLC	081-06-10642	06-10642	—
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	85
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	125
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	107
WELLSVILLE CABLEVISION, L.L.C.	081-02-41806	02-41806	230
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	718
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	88
YOUNG’S CABLE TV CORP.	081-02-41915	02-41915	523
YUMA CABLEVISION, INC.	081-02-41868	02-41868	542

Total			$233,554,864

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII                                                                       Page 1 of 2

Court Reporting schedules for Insurance Coverage

Coverage *	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI Lexington only eff 8/16/06	7474763; 109864833; 341016; 341017; 7521309 (eff 8/16/06)	05/16/05 - 08/16/06 08/16/06 — 08/16/07

Commercial General Liability	AIG (American Home Assurance Co) Argonaut (Colony Ins. Co) eff 8/16/06	3975Y60; AR6360070 (eff 8/16/06)	05/16/05 — 08/16/06 08/16/06 — 08/16/07

Commercial Automobile Liability	AIG (American Home Assurance Co) Hartford (Twin City Ins. Co.) eff 8/16/06	MA — 351621 VA - 3851667 All other states — 3851620; 46UENIY9018 (eff 8/16/06)	05/16/05 — 08/16/06 08/16/06 — 08/16/07

Excess Automobile Liability	AIG (Lexington)	All States — 1507622	05/16/05 — 08/16/06

Worker’s Compensation	AIG (New Hampshire Ins. Co., American International South Insurance Co., and Ins. Co. of the State of PA) Pinnacol and Argonaut Ins. eff 8/16/06	All states except monopolistic policy numbers 6611534; 6611535; 6611536; 6611537; 6611538; 6611539; 4107570 (eff 8/16/06)	05/16/06 — 08/16/06 8/16/06 — 08/01/07

Ohio	Ohio Bureau of Workers Compensation	1328524	Termination 8/01/06

Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 — 8/01/06

West Virginia	West Virginia Workers’ Compensation/ Brickstreet Mutual	105968-01; 10015968-02 eff 7/01/06	1/1/06 — 8/01/06
Wyoming	Wyoming Department of Employment	000112936	10/1/99 — 8/01/06

International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	D36870746	10/15/06 — 10/15/07

Employment Practices Liability	AXIS Reinsurance Co.	RBN712180	08/18/06 — 03/18/07

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII                                                                                    Page 2 of 2

Court Reporting schedules for Insurance Coverage

Coverage *	Company	Policy No.	Term

Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-03	11/01/05 — 02/01/07

Umbrella Liability Excess Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.); St.Paul/Travelers eff 8/16/06 XL, St. Paul	AUC937411602; QK09100785 US00006683L105A, Q16400088	05/16/05 - 08/16/06 08/16/06 — 08/16/07 05/16/05 - 08/16/06

Special Crime	Liberty Insurance Underwriters	203247015	12/31/05 — 12/31/06

New York Disability	MetLife	117359	12/01/04 — 12/31/07

Pollution Liability	Quanta Specialty Lines Insurance Co.	On-site coverage (2000265) Off-site coverage (200266)	01/01/06 - 09/01/06 (automatic extended claim reporting to 11/01/06)
	Liberty Surplus Insurance Co.	Tail Coverage (101127-016)	Tail Coverage 10/31/06 to 10/31/07

Fiduciary Liability Insurance	Houston Casualty Co.	14MG05A7861	12/31/05 — 06/30/08

Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU05A11560	12/31/05 — 02/14/07

Excess Directors & Officers Liability	Various	Various	12/31/05 — 02/14/07

Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	CRP-5339123	05/16/06 — 05/16/07

Technology & Media Professional Liability (Errors and Omissions)	ACE (Illinois Union Insurance Company)	EON G21640104 003	04/01/05 - 08/01/06 (automatic extended claim reporting to 10/01/06

*                    The named insured is Adelphia Communications Corporation et al for all of the coverages, except for workers’ compensation the named insured specifically includes ACC Operations, Inc.